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                                                                   EXHIBIT 10(j)




                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN
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                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

                               TABLE OF CONTENTS


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ARTICLE I PURPOSE..............................................      1

ARTICLE II DEFINITIONS.........................................      1

ARTICLE III ADOPTION; RESERVATION OF SHARES; MAXIMUM AWARDS....      5
  Adoption and Effective Date..................................      5
  Duration.....................................................      5
  Number and Type of Shares....................................      5
  Cancellation.................................................      5
  Adjustment...................................................      5
  Individual Limitations.......................................      5

ARTICLE IV PARTICIPATION.......................................      6
  Eligibility..................................................      6
  No Continued Employment......................................      6

ARTICLE V ADMINISTRATION OF PLAN...............................      6
  Composition of Committee.....................................      6
  Power and Authority..........................................      7

ARTICLE VI OPTIONS.............................................      7
  Grant of Options.............................................      7
  Incentive Stock Options......................................      7
  Manner of Exercise; Issuance of Common Stock.................      8
  Rights as Stockholder........................................      8
  Equity Maintenance...........................................      8
  Effect of a Severance of Employment..........................      9

ARTICLE VII STOCK APPRECIATION RIGHTS..........................      9
  General Provisions...........................................      9
  Manner of Exercise...........................................     10
  Amount of Compensation.......................................     10
  Effect of a Severance of Employment..........................     10
  Nature of SARs...............................................     10

ARTICLE VIII RESTRICTED STOCK..................................     10
  General Provisions...........................................     10
  Enforcement of Restrictions..................................     11

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  Lapse of Restrictions........................................     11
  Shareholder Rights...........................................     11
  Effect of a Severance of Employment..........................     11

ARTICLE IX COMMON STOCK EQUIVALENT UNITS.......................     12
  Allocation...................................................     12
  Ledger Account...............................................     12
  Distribution.................................................     12
  Not a Stockholder............................................     12
  Effect of a Severance of Employment..........................     12

ARTICLE X PERFORMANCE OBJECTIVES...............................     13

ARTICLE XI INCENTIVES FOR ELIGIBLE DIRECTORS...................     13
  Stock In Lieu of Compensation................................     13
  Restricted Stock Awards......................................     13
  Grant to Eligible Directors..................................     14
  Additional Grants and Awards.................................     14

ARTICLE XII MISCELLANEOUS......................................     14
  Amendment and Termination....................................     14
  Transferability of Incentives................................     15
  Withholding..................................................     15
  Tax Payments.................................................     15
  Lapse of Restrictions Upon Change in Control.................     15
  Lapse of Restrictions on Account of a Business Transaction...     16
  Agreements...................................................     16
  Additional Legal Requirements................................     16
  Governing Law................................................     16
  Other Benefits...............................................     16
  Deferral.....................................................     17
  Compliance with Code Section 162(m)..........................     17

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                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

     Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), hereby establishes the 2000 Long-Term Incentive Compensation Plan (the "Plan"). This Plan is intended to replace the 1990 Long-Term Incentive Compensation Plan maintained by a subsidiary of the Company, Cleco Utility Group Inc. (the "Utility"), except that outstanding grants and awards made under such plan shall remain in effect until exercised or expired in accordance with their terms.

                                   ARTICLE I

                                    Purpose

     This Plan is intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive stock options, restricted stock, common stock equivalent units, stock appreciation rights, and other forms of incentive compensation, all as more fully set forth below.

                                   ARTICLE II

                                  Definitions

     2.1 AFFILIATE: means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

     2.2 BOARD OR BOARD OF DIRECTORS: means the Board of Directors of the
Company.

     2.3 CAUSE: unless otherwise expressly defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, Cause means that a Participant has:

          a. Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;

          b. Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation; or

          c. Intentionally refused to perform the material duties of his or her position.

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No act or failure to act on the part of the Participant will be deemed
"intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether Cause has occurred hereunder.

     2.4 CHANGE IN CONTROL: means and shall be deemed to occur if:

          a. An event involving the Company occurs of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

          b. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the effective date of this Plan is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

          c. During any period of 24 consecutive months after the effective date of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

          d. The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

          e. The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

          f. The shareholders of the Company approve a plan of dissolution or liquidation; or

          g. All or substantially all of the assets or the issued and outstanding common stock of the Utility is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another Affiliate.

The Board of Directors, in its discretion, shall determine whether a Change in Control has occurred hereunder.

     2.5 CODE: means the Internal Revenue Code of 1986, as amended.

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     2.6 COMMITTEE: means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.

     2.7 COMMON STOCK: means $2.00 par value voting Common Stock issued by the Company.

     2.8 COMMON STOCK EQUIVALENT UNIT: means a unit which is valued by reference to the value of a share of Common Stock, as more fully set forth in Article IX hereof.

     2.9 COVERED EMPLOYEE: means the chief executive officer and the four highest compensated officers of the Company (other than the chief executive officer), determined in accordance with Code Section 162(m) and the regulations promulgated thereunder.

     2.10 DISABLED OR DISABILITY: means that an Employee is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan or that an Eligible Director would be receiving benefits under such plan, if such Director were a participant therein. The Committee shall determine whether a Participant or Eligible Director is or becomes Disabled.

     2.11 ELIGIBLE DIRECTOR: means an individual, other than an Employee, who serves as a member of (a) the Board of Directors of the Company, or (b) the board of directors of an Affiliate, provided that such Affiliate is designated by the Committee as a participating Affiliate hereunder.

     2.12 EMPLOYEE: means a regular, common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company's standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

     2.13 EXCHANGE ACT: means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

     2.14 FAIR MARKET VALUE: means the average of the high and low closing sales price of a share of Common Stock on the New York Stock Exchange Composite Transactions reporting system on the date as of which such value is being determined or, if no sales occurred on such day, then on the immediately preceding date on which there were such sales.

     2.15 INCENTIVE: means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted in the form of Common Stock Equivalent Units, Options, Restricted Stock, Stock Appreciation Rights or a combination thereof.

     2.16 INCENTIVE STOCK OPTION OR ISO: means an option to purchase shares of Common Stock that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

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     2.17 LEDGER ACCOUNT: means the bookkeeping entry established and maintained by the Company in connection with the allocation of Common Stock Equivalent
Units under Section 9.2 hereof.

     2.18 NONQUALIFIED STOCK OPTION: means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 hereof.

     2.19 OPTION: means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.20 PARTICIPANT: means an Employee who is granted or awarded an Incentive under this Plan.

     2.21 PERFORMANCE OBJECTIVES: means performance criteria designated by the Committee to be achieved during a designated period. Such objectives may relate to the business and affairs of the Company, an Affiliate, a division, department, unit or profit center of the Company or an Affiliate, including, without limitation, the attainment of goals related to the Company's earnings per share, return on equity, return on investment, return on or growth in income (whether gross or net), market share, appreciation in the price of Common Stock or return on assets; such objectives may relate to any Participant or any Employee or group of Participants or Employees and may be determined with respect to the performance of Cleco and/or its affiliates or such performance compared to a designated peer group.

     2.22 PLAN: means this 2000 Long-Term Incentive Compensation Plan, as may be amended from time to time.

     2.23 RESTRICTED STOCK: means an award of Common Stock to an Employee that is subject to restrictions on transfer and granted in accordance with the provisions of Article VIII hereof or an award of Common Stock to an Eligible Director pursuant to Article XI hereof.

     2.24 RETIREMENT OR RETIRE: means the date on which a Participant ceases to be employed by the Company (or an Affiliate) on account of normal, early or deferred retirement as defined in the separate defined benefit plan maintained by the Company or Affiliate under which the Participant is covered, provided the Participant is eligible to receive an immediate benefit thereunder.

     2.25 STOCK APPRECIATION RIGHT OR SAR: means a right that is based upon the appreciation of Common Stock and is granted in accordance with Article VII hereof.

     2.26 TANDEM STOCK APPRECIATION RIGHT OR TANDEM SAR: means a Stock Appreciation Right granted with respect to shares of Common Stock covered by an Option.

     2.27 OTHER DEFINITIONS: The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section 3.1 hereof; "non-employee director," "performance-based compensation" and "outside director" are defined in Section 5.1 hereof; "Performance Cycle" is defined in Article X hereof; "Business Transaction" is defined in Section 12.6 hereof.

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                                  ARTICLE III

                Adoption; Reservation of Shares; Maximum Awards

     3.1 ADOPTION AND EFFECTIVE DATE. Subject to its approval by the Company's shareholders, this Plan shall be effective as of January 1, 2000 (the "Effective Date"). Prior to the approval of the Plan by the shareholders of the Company, Incentives may be granted hereunder, but if such shareholder approval is not received prior to January 1, 2001, such grants shall be void and of no effect.

     3.2 DURATION. This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof or have been terminated or forfeited, or (b) restrictions or Performance Objectives imposed on shares of Common Stock have lapsed. No Incentive shall be granted hereunder after January 1, 2010.

     3.3 NUMBER AND TYPE OF SHARES. Subject to adjustment as provided in Section
3.5 hereof, not more than 800,000 shares of Common Stock shall be issued under the Plan. Except as provided in Section 3.4 hereof, the number of shares available for grant, transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, transferred, issued or paid hereunder. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

     3.4 CANCELLATION. Shares of Common Stock covered by Incentives that are not earned or that are canceled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised or that are exchanged for other forms of Incentives hereunder, shall again be available for grant or issuance under the Plan.

     3.5 ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with another entity that does not constitute a Change in Control within the meaning of Section 2.4 hereof, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

     In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted in the discretion of the Committee to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

     3.6 INDIVIDUAL LIMITATIONS. The maximum aggregate number of shares of Common Stock that may be granted to an individual Participant in the form of Options, SARs, Restricted Stock and Common Stock Equivalent Units during any calendar year shall not exceed 125,000 shares (subject to adjustment as provided in Section 3.5 hereof). The maximum aggregate amount distributable in the form of cash that may be paid to an individual Participant in any

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calendar year shall not exceed $500,000. The foregoing limitations shall be applied in a manner consistent with the "performance-based compensation" rules imposed under Code Section 162(m).

                                   ARTICLE IV

                                 Participation

     4.1 ELIGIBILITY. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

     Eligible Directors of the Company shall participate in this Plan without necessity of further action; Eligible Directors of Affiliates shall participate in this Plan when designated by the Committee.

     4.2 NO CONTINUED EMPLOYMENT. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

                                   ARTICLE V

                             Administration of Plan

     5.1 COMPOSITION OF COMMITTEE. This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Compensation Committee of the Board, provided that:

          a. To the extent the grant or award of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a "non-employee director" within the meaning of such rule.

          b. To the extent the grant or award of an Incentive hereunder is intended to constitute "performance-based compensation" within the meaning of Code Section 162(m), each acting member of the Committee shall be an "outside director" within the meaning of such section.

          c. The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to make grants or awards of Incentives to Participants hereunder, except that the authority to make grants or awards that are intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act or "performance-based compensation" within the meaning of Code Section 162(m) shall not be delegated.

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Notwithstanding the foregoing, the Board of Directors may act in lieu of the
Committee hereunder.

     5.2 POWER AND AUTHORITY. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) award Incentives under the Plan, including the determination of the terms and conditions thereof,
(c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

     Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

                                   ARTICLE VI

                                    Options

     6.1 GRANT OF OPTIONS. The Committee may grant Nonqualified Stock Options and Incentive Stock Options to such Participants as it may designate, from time to time, subject to the following:

          a. The exercise price of an Option granted hereunder shall be not less than 85% of the Fair Market Value of the Common Stock on the date the Option is granted.

          b. The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

          c. The term of each Option shall be determined by the Committee, but shall not be longer than 10 years, measured from the date of grant.

          d. The exercise of an Option granted hereunder shall be subject to such Performance Objectives or other conditions as the Committee deems appropriate.

          e. Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

     6.2 INCENTIVE STOCK OPTIONS. In addition to the provisions of Section 6.1 hereof, Incentive Stock Options shall be subject to the following:

          a. No ISO shall be granted hereunder if the aggregate Fair Market Value of Common Stock with respect to which ISOs are first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000.

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          b. No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (determined in accordance with Code
     Section 424), unless the exercise price of such option is not less than 110% of the Fair Market Value of Common Stock, determined at the time of grant.

          c. The exercise price of an ISO granted hereunder shall not be less than the Fair Market Value of Common Stock on the date the ISO is granted.

          d. An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

          e. Any agreement evidencing the grant of an ISO hereunder may provide that such Option may be characterized as a Nonqualified Stock Option to the extent that the requirements imposed under Code Section 422 are not satisfied.

     6.3 MANNER OF EXERCISE; ISSUANCE OF COMMON STOCK. An Option shall be exercised, in whole or in part, by providing notice to the Committee, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific grant, by delivery of shares of Common Stock held by the Participant (whether mature or otherwise), a combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the option price shall be valued at Fair Market Value as of the date of exercise.

     A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares. Any such transaction shall be with the consent of the Committee.

     As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant's name, certificates representing shares of Common Stock in the appropriate amount.

     6.4 RIGHTS AS STOCKHOLDER. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

     6.5 EQUITY MAINTENANCE. If a Participant, while an Employee of the Corporation or an Affiliate, pays the option price by delivery of previously owned shares of Common Stock, the Committee, in its discretion, may grant to such Participant an additional option to purchase the number of shares of Common Stock delivered by the Participant to pay the option price. Any such additional option granted hereunder shall be exercisable at Fair Market Value, determined as of the date on which such additional option is granted.

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     6.6 EFFECT OF A SEVERANCE OF EMPLOYMENT. Unless otherwise provided by the
Committee, Nonqualified Stock Options granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate; thereafter, such Nonqualified Stock Options shall be exercisable, to the extent exercisable as of the Participant's severance of employment:

          a. During the one-year period following the date of the Participant's death, but by the Participant's estate or heirs;

          b. During the three-year period following the Participant's Disability or Retirement; or

          c. During the 30-day period following a termination of employment for any other reason, except Cause.

     Unless otherwise provided by the Committee, Incentive Stock Options granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter, to the extent exercisable as of the Participant's severance of employment, during the three-month period following such severance for any reason, except Cause.

     Unless otherwise provided by the Committee, if a Participant's employment is terminated for Cause, then notwithstanding any provision of this Plan or any related form or agreement to the contrary, Options granted hereunder shall be deemed canceled and forfeited as of the date of such termination.

                                  ARTICLE VII

                           Stock Appreciation Rights

     7.1 GENERAL PROVISIONS. The Committee may grant Stock Appreciation Rights to such Participants as it may designate, from time to time, subject to the following:

          a. Each SAR granted hereunder shall relate to the number of shares of Common Stock designated by the Committee.

          b. Unless otherwise provided by the Committee, if a Tandem SAR is granted (i) the number of shares of Common Stock to which the Tandem SAR relates shall be reduced in the same proportion that the Option related to the Tandem SAR is exercised, or (ii) the Option shall be reduced in the same proportion that the Tandem SAR is exercised.

          c. The exercise of each SAR granted hereunder shall be subject to such Performance Objectives or other conditions as the Committee deems appropriate, except that the terms and conditions applicable to a Tandem SAR shall be the same as its related Option.

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          d. Each SAR shall be exercisable at such time or times during its term as may be determined by the Committee, except that a Tandem SAR shall not be exercisable after the related Option expires or is forfeited.

     7.2 MANNER OF EXERCISE. An SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. The Committee shall, promptly after receipt of such notice, deliver to the Participant certificates for shares of Common Stock free of or subject to restriction or cash or a combination thereof (determined in the discretion of the Committee) in an amount determined in accordance with Section 7.3 hereof.

     7.3 AMOUNT OF COMPENSATION. The amount of compensation payable to a Participant upon the exercise of an SAR shall be determined by multiplying:

          a. The number of shares of Common Stock with respect to which the SAR is exercised; by

          b. The excess of the Fair Market Value of a share of Common Stock on the exercise date over (i) in the case of Tandem SAR, the exercise price of the shares of Common Stock subject to the Option, or (ii) in the case of a SAR granted alone, without reference to an Option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant.

     7.4 EFFECT OF A SEVERANCE OF EMPLOYMENT. Unless otherwise specified by the Committee, an SAR granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter in accordance with the provisions of Section 6.6 hereof applicable to Nonqualified Stock Options.

     7.5 NATURE OF SARS. Stock Appreciation Rights granted hereunder shall not be deemed to constitute property or create a trust or fiduciary relationship as between any Participant and the Company, any Affiliate or the Committee. The rights of a Participant with respect to any SAR shall be limited to the right to receive cash or Common Stock upon its exercise.

                                  ARTICLE VIII

                                Restricted Stock

     8.1 GENERAL PROVISIONS. The Committee may grant shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

          a. The number of shares of Common Stock to be transferred to a Participant shall be determined in the discretion of the Committee.

          b. Shares of Restricted Stock granted hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Committee, in its discretion, may determine (including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives).

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     8.2 ENFORCEMENT OF RESTRICTIONS. In order to enforce any restrictions imposed by the Committee pursuant to Section 8.1 hereof, a Participant receiving a grant of Restricted Stock hereunder shall enter into an agreement with the Committee setting forth the conditions of the grant. Each certificate issued with respect to a grant of Restricted Stock hereunder shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee, in its discretion, may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of such restrictions.

     8.3 LAPSE OF RESTRICTIONS. The Committee shall notify an affected Participant at the end of any period during which the shares of Restricted Stock are subject to forfeiture and/or other restriction on transfer. Such restrictions shall be deemed lapsed and a certificate representing the number of shares of Common Stock with respect to which the lapse has occurred shall be delivered to the Participant free of restriction.

     8.4 SHAREHOLDER RIGHTS. Subject to any restrictions or limitations imposed by the Committee, each Participant receiving a grant of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any period in which the shares are subject to forfeiture or restriction on transfer. During the period of any restriction imposed hereunder, dividends paid in cash or property with respect to the underlying shares of Common Stock shall be paid to the Participant currently, accrued by the Company as a contingent obligation or converted to additional shares of stock, in the discretion of the Committee.

     8.5 EFFECT OF A SEVERANCE OF EMPLOYMENT. Unless otherwise provided by the Committee, if an Employee severs his or her employment with the Company and all Affiliates prior to the date on which Performance Objectives or other restrictions imposed on Restricted Stock granted hereunder have lapsed:

          a. If such severance is on account of Retirement on or after age 65, such restrictions shall lapse and such Performance Objectives shall be deemed satisfied with respect to all shares of Restricted Stock awarded hereunder.

          b. If such severance is on account of death, Disability or Retirement prior to age 65 or such severance is involuntary, but not on account of Cause, such restrictions shall lapse and such Performance Objectives shall be deemed satisfied as to the number of shares of Restricted Stock determined by multiplying (i) the total number of shares subject to restriction and/or performance Objectives, by (ii) the ratio of the number of days lapsed in the restriction period or Performance Cycle over the total number of days in such period.

     Unless otherwise provided by the Committee, if a Participant's employment is terminated on account of Cause or the Participant's severance is not otherwise described above, then notwithstanding any provision of this Plan or any related form or agreement to the contrary, Restricted Stock subject to restrictions or Performance Objectives as of the date of such termination shall be deemed canceled and forfeited.

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                                   ARTICLE IX

                         Common Stock Equivalent Units

     9.1 ALLOCATION. The Committee, in its discretion, may allocate Common Stock Equivalent Units to a Participant hereunder, subject to the following:

          a. The number of units allocated to a Participant shall be determined by the Committee;

          b. The units shall be subject to such Performance Objectives and/or other restrictions as the Committee deems appropriate; and

          c. The units may relate to a grant of Restricted Stock hereunder and, in such event, shall be subject to the Performance Objectives and/or additional restrictions applicable to the related grant of Restricted Stock, unless the Committee provides otherwise.

     9.2 LEDGER ACCOUNT. Common Stock Equivalent Units allocated to a Participant shall be credited to the Ledger Account established and maintained for such Participant on the books and records of the Company. Such Ledger Account, including units credited thereto, shall be bookkeeping entries only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable at the time units are credited to a Ledger Account established hereunder.

     During any period in which Common Stock Equivalent Units are credited to a Ledger Account, the Committee may provide (a) that an amount equal to the dividends payable with respect to Common Stock represented by units credited to such account shall be credited as of each dividend payment date, and/or (b) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such Ledger Account.

     9.3 DISTRIBUTION. All Common Stock Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Company in such form (which may include shares of Common Stock, with or without legends, Restricted Stock, cash or a combination thereof) as the Committee shall determine.

     9.4 NOT A STOCKHOLDER. The allocation of Common Stock Equivalent Units to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company, until the issuance of shares of Common Stock with respect to such allocation.

     9.5 EFFECT OF A SEVERANCE OF EMPLOYMENT. Unless otherwise provided by the Committee, if a Participant severs his or her employment with the Company and all Affiliates with Common Stock Equivalent Units credited to his or her Ledger Account, the provisions of Section 8.5 hereof shall apply to determine the number of such units distributable to the Participant, if any.

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                                   ARTICLE X

                             Performance Objectives

     The Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of Incentives hereunder, such objectives to be achieved during the period designated by the Committee (the "Performance Cycle"). The Committee shall establish such Performance Objectives at the time of grant or award or annually during the term of such grant or award. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee. The Committee may waive all or any portion of the Performance Objectives during or after the term of the grant or award on account of a change in circumstances.

     At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant or award that shall be deemed free of restriction on account of the attainment of the applicable Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock free of restriction on account of the attainment of such objectives.

                                   ARTICLE XI

                       Incentives For Eligible Directors

     11.1 STOCK IN LIEU OF COMPENSATION. Each Eligible Director shall be entitled to elect to receive all or a portion of his or her annual compensation in the form of Common Stock, instead of in cash. The number of shares issued to the Eligible Director shall equal the quotient of:

          a. The amount of compensation that the Eligible Director elects to receive in the form of Common Stock; divided by

          b. The Fair Market Value of Common Stock, determined as of the first business day following the meeting with respect to which the compensation is paid or payable.

     Prior to the calendar year in which such shares are issued as compensation, each Eligible Director shall also be entitled to defer the receipt of the Common Stock payable hereunder in accordance with the terms of the Deferred Compensation Plan for Directors or a similar plan providing for the deferral of compensation.

     11.2 RESTRICTED STOCK AWARDS. If an Eligible Director, upon his or her election or appointment to the Board, owns less than 1,000 shares of Common Stock, he or she shall receive shares of Restricted Stock equal to that number of shares of Common Stock necessary to increase such Eligible Director's ownership to 1,000 shares. Such award shall be subject to the following:

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

          a. Each affected Eligible Director shall be required to remit to the Company the Fair Market Value of Common Stock awarded hereunder, determined as of the date of award.

          b. Each affected Eligible Director shall apply $6,000 of his or her annual retainer toward acquiring such shares of Common Stock, until the purchase price is paid in full.

          c. Each affected Eligible Director shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded hereunder until the shares have been paid in full. Such shares shall be held in escrow pursuant to an agreement satisfactory to the Committee pending such payment.

          d. Each affected Eligible Director shall have absolute ownership of the Restricted Stock awarded hereunder, including the right to vote the shares and receive dividends thereon, subject, however, to the limitations set forth in Section 11.2c hereof.

          e. Prior to receipt of the shares of Common Stock hereunder, each affected Eligible Director may elect to defer receipt of Common Stock under the terms of the Deferred Compensation Plan for Directors or a similar plan providing for the deferral of compensation.

     11.3 GRANT TO ELIGIBLE DIRECTORS. Each Eligible Director, upon such Eligible Director's election and, thereafter, upon reelection to the Board, shall be granted an immediately exercisable Nonqualified Stock Option to purchase 2,500 shares of Common Stock; the exercise price of such Options shall be Fair Market Value, determined as of the date of grant. Options granted under this Section 11.3 shall expire and be of no further effect 10 years after the date of grant.

     If an Eligible Director is elected or appointed to the Board during the term applicable to his or her class of directors, such director shall be granted an immediately exercisable Nonqualified Stock Option to purchase the number of shares of Common Stock determined by multiplying (a) 2,500 shares, by (b) the ratio of the number of whole and fractional years of such director's term over three.

     11.4 ADDITIONAL GRANTS AND AWARDS. The Committee may, from time to time, grant or award additional Incentives to one or more Eligible Directors in any year, subject to such terms and conditions as the Committee deems appropriate, except that (a) Incentive Stock Options shall not be granted to Eligible Directors, and (b) in no event shall the number of shares of Common Stock covered by the grant or award any such additional Incentive exceed 2,500 shares determined with respect to each affected Eligible Director.

                                  ARTICLE XII

                                 Miscellaneous

     12.1 AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate this Plan at any time, in its sole discretion; provided, however, that no such amendment or termination shall materially change or impair, without the consent of each affected Participant or

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

Eligible Director, the terms and conditions of an Incentive previously granted or awarded hereunder.

     12.2 TRANSFERABILITY OF INCENTIVES. Except as expressly provided in this
Section 12.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant or Eligible Director. During a Participant's or Eligible Director's lifetime, an Incentive may be exercised only by the Participant or Eligible Director or by the guardian or legal representative of such person.

     Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that any Incentive awarded hereunder, except an Incentive Stock Option or Tandem SAR related thereto, may be transferred by a Participant or Eligible Director to members of such Participant's or Eligible Director's immediate family, any trust for the benefit of such family members, and/or partnerships whose partners are such family members, but such transferees may not transfer such Incentives to third parties. For purposes of this Section 12.2, the term "immediate family" shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act.

     Each transferee shall be subject to the terms and conditions applicable to the Incentive prior to such transfer and, prior to any transfer hereunder, each such transferee and the related Participant or Eligible Director shall enter into a written agreement with the Committee acknowledging such terms and conditions, including, but not limited to, the conditions with regard to the liability for payment of any and all taxes, as well as any other restriction determined to be reasonably necessary by the Committee. To the extent the Committee determines that any transfer hereunder would result in the loss of the exemption provided under Rule 16b-3 of the Exchange Act or a similar provision, such transfer shall be deemed invalid.

     12.3 WITHHOLDING. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld. To the extent permitted under a specific grant or award of an Incentive hereunder, a Participant may satisfy this obligation, in whole or in part, by directing the Company to withhold from such payment shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, determined for Federal income tax purposes at a rate not in excess of the rates applicable to supplemental wage payments under Code Section 3402. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date that the amount of tax to be withheld shall be determined. Once delivered to the Committee, an election shall be irrevocable.

     12.4 TAX PAYMENTS. The Committee, in its discretion, may award a cash payment to a Participant hereunder in an amount sufficient to pay all or a portion of such Participant's tax liability attributable to the vesting, exercise and/or payment of an Incentive hereunder, taking into account the value of such tax payment.

     12.5 LAPSE OF RESTRICTIONS UPON CHANGE IN CONTROL. Unless otherwise provided by the Committee at the time of grant or award hereunder or unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder, in the event of a Change in Control (a) the restrictions on all shares of Restricted Stock awarded under the Plan

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

shall immediately lapse, (b) all outstanding Options shall become and remain exercisable during the six-month period following such change or such longer period permitted under an individual grant (but in no event shall an Option be exercisable more than 10 years after its date of grant), (c) all Common Stock Equivalent Units credited to Ledger Accounts established hereunder shall be immediately distributable, and (d) all Performance Objectives or other restrictions on Incentives granted hereunder shall be deemed to be satisfied or lapsed and payment made immediately.

     Unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder and notwithstanding any provision of this Plan to the contrary, the aggregate present value of all "parachute payments" to a Participant hereunder shall not exceed 300% of such Participant's "base amount" minus one dollar (all determined in accordance with Code Section 280G). To the extent necessary to comply with such limit, an affected Participant shall be deemed to have forfeited Incentives otherwise accelerated hereunder.

     12.6 LAPSE OF RESTRICTIONS ON ACCOUNT OF A BUSINESS TRANSACTION. Unless otherwise provided by the Committee at the time of a grant or award hereunder, upon the occurrence of a Business transaction in which a Participant's employment with the Company and all Affiliates is involuntarily terminated, other than on account of Cause, (a) the restrictions on all shares of Restricted Stock awarded to such Participant shall immediately lapse, (b) all outstanding Options granted to such Participant shall become and remain exercisable during the six-month period following such change or such longer period permitted under an individual grant (but in no event shall an Option be exercisable more than 10 years after its date of grant), (c) all Common Stock Equivalent Units credited to such Participant's Ledger Account shall be immediately distributable, and (d) all Performance Objectives or other restrictions on Incentives granted to such Participant hereunder shall be deemed to be satisfied or lapsed and payment made immediately. For this purpose, the term "Business Transaction" shall mean the sale, lease or other disposition of all or a substantial portion of the assets of Cleco or an Affiliate (in one or a series of related transactions) to an entity other than another Affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate to an entity other than another Affiliate, other than a sale, lease or other disposition that constitutes a Change in Control. The Committee shall determine whether any sale, lease or other disposition constitutes a Business Transaction hereunder.

     12.7 AGREEMENTS. The terms of each Incentive granted or awarded hereunder shall be evidenced by an agreement between each Participant or Eligible Director and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

     12.8 ADDITIONAL LEGAL REQUIREMENTS. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

     12.9 GOVERNING LAW. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana.

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

     12.10 OTHER BENEFITS. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

     12.11 DEFERRAL. If permitted by the Committee, a Participant may elect to enter into a written agreement with the Company providing for the deferral of any form of payment hereunder (whether in the form of cash or Common Stock), subject to such terms and conditions as the Committee may deem appropriate.

     12.12 COMPLIANCE WITH CODE SECTION 162(M). The Committee, in its discretion, shall determine whether any specific Incentive granted or awarded to a Participant who is a Covered Employee shall be structured to constitute "performance-based compensation" within the meaning of Code Section 162(m).

     THIS PLAN was approved by the Board of Directors of Cleco Corporation on January 28, 2000, to be effective as of January 1, 2000, subject to the approval of the shareholders of the Company, as more fully described in Section 3.1 hereof.

                                             CLECO CORPORATION






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